Exhibit 99.1

Sabre Corporation Announces Offering of Senior Secured Notes

SOUTHLAKE, Texas, November 4, 2015 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced a proposed offering by its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) of $500 million aggregate principal amount of senior secured notes due 2023 (the “Notes”). The Notes and the related note guarantees will be offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The precise timing, size and terms of the offering are subject to market conditions and other factors.

The net proceeds from the sale of the Notes will be used to redeem $235 million aggregate principal amount of the $400 million 8.35% senior unsecured notes due 2016 issued by Sabre Holdings Corporation, a subsidiary of Sabre and parent of Sabre GLBL, and to pay accrued interest, premiums, fees and expenses related thereto. The excess net proceeds will be available for general corporate purposes, including potential acquisitions and certain potential repurchases of shares of Sabre’s common stock. The foregoing does not constitute a notice of redemption for or an obligation to issue a notice of redemption for our outstanding notes.

The Notes will be guaranteed by Sabre Holdings Corporation and each subsidiary that guarantees Sabre GLBL’s senior secured credit facility (the “Credit Facility”). The Notes and the note guarantees will be secured, subject to permitted liens, by a first-priority security interest in substantially all present and hereafter acquired property and assets of Sabre GLBL and the guarantors, which also constitutes collateral securing indebtedness under the Credit Facility and Sabre GLBL’s $530 million 5.375% senior secured notes due 2023 on a first-priority basis.

The Notes and the related note guarantees have not been registered under the Securities Act or any state securities laws. The Notes may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular.

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About Sabre Corporation

Sabre Corporation (NASDAQ: SABR) is the leading technology provider to the global travel and tourism industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $120 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release regarding Sabre that are not historical or current facts are forward-looking statements. Such forward-looking statements convey Sabre’s current expectations or forecasts of future events. Forward-looking statements regarding Sabre involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” and “Forward-Looking Statements” sections of Sabre’s Annual Report on Form 10-K, quarterly report on Form 10-Q for the period ended September 30, 2015 and any of Sabre’s other applicable filings with the Securities and Exchange Commission. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

Contacts:

Media

Daniel Duarte

214-236-9473

Investors

Barry Sievert

682-605-0214